BY-LAWS

                                 NEWSEARCH, INC.


ARTICLE I. STOCKHOLDERS MEETINGS:

         The Directors shall be annually elected by the stockholders at their annual meeting to be held in the month of April of each year, the time, place, and date at which shall be at the discretion of the Board of Directors.

ARTICLE II.  BOARD OF DIRECTORS:

         Section 1.  The Board of Directors shall consist of not less than one
(1) nor more than seven (7) members who shall have entire control, supervision, and management of all the affairs of the Corporation, subject to the provisions of laws, of the Certificate of Incorporation and of these By-Laws and shall exercise all of the powers of the Corporation. They shall have the power to elect a Chairman by a majority vote of all the Directors and to prescribe the duties of all of the said officers and to fix their compensation, and have the power to delegate from time to time such authority as they may deem necessary to any of the officers of the Company to transact any of its business.

         Section 2. Meetings of the Board of Directors shall be held at such time or times and at such place or places as the Board of Directors shall determine.

         Section 3. Special meetings of the Board of Directors may be held at any time when called by the President or by any two (2) directors of the Company, and written notice of such call shall be given unless the same is waived by attendance or in writing. Such notice shall be given twenty-four hours before the meeting takes place, but the subject of the meeting need not be stated. When any three (3) directors shall sign a written consent to any meeting or the record thereof, the acts of such meeting shall be valid as if called, and each director notified, and as if a quorum were actually present at such meeting; a majority of the directors then in office shall constitute a quorum for the transaction of business, and it shall be necessary for a majority vote of all of the directors to pass or adopt a motion or resolution; however, in the absence of the quorum of the Board, a minority shall have the power to adjourn.

         Section 4. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, constitute a general Executive Committee for the Board, appoint the members thereof, and specify
its authority and responsibility.   Such committee shall be composed of not
less than three (3) members of the Board of Directors or as the case may be who shall serve at the pleasure of the Board. The executive committee shall have such powers and shall perform such duties as the Board may delegate to it in writing from time to time, including the immediate oversight and management of the business affairs of the Corporation. The Executive Committee shall be organized and shall perform its functions as directed by the Board and shall report periodically to the Board. The Committee shall act by a majority of the members thereof, and any action duly taken by the Executive Committee within the course and scope of its authority shall be binding on the Corporation. The Executive Committee may be abolished at any time by the vote of the whole majority of the Board of Directors, and during the course of the committee's existence, the membership thereof may be increased or decreased and the authority and duties of the committee changed by the Board of Directors as it may deem appropriate.

ARTICLE III.  OFFICERS

     Section 1. The officers of this Company shall consist of a President, a Vice President, a Secretary and a Treasurer, and such other offices as the Board of Directors shall from time to time appoint. The Board of Directors may appoint such subordinate officers as may be desirable from time to time. It shall not be necessary for an officer to be stockholder of the Company.

     Section 2. Such officers shall be chosen by the directors at the organization meeting of the Company and thereafter at the first meeting of the directors, following the annual meeting of the stockholders in each year, which first meeting shall follow the said annual meetings or shall be held as soon as a quorum of directors are present.

     Section 3. Said officers shall hold their respective offices until such time as their successors shall be duly elected and qualified to enter upon the respective duties of their offices.

     Section 4. Vacancies among the Board of Directors may be filled at any meeting when or such vacancies occur by a majority vote of the remaining Directors of the Company.

ARTICLE IV. DUTIES OF OFFICERS:

     Section 1. President: The President shall be the chief executive officer of the Company. He shall preside at all meetings of the stockholders and directors, when present; shall have general management of the business of the Company, as instructed by the Board of Directors; shall execute all orders and all resolutions of the directors, and stockholders; shall, with the Secretary, execute any and all instruments of the Corporation, including bonds, mortgages, contracts and other instruments requiring the same, and the seal when so affixed, shall be attested by the signature of the Secretary.
The
President shall sign certificates of stock. The President shall have the general superintendence and direction of all the officers, as instructed by the Board, and shall see that their duties are properly performed.

     Section 2. Vice President: In the absence of the President, the Vice President shall be invested with the powers and shall perform the duties of the President; the Vice President shall also exercise such powers and perform such duties as shall from time to time be prescribed by the directors.

     Section 3. Secretary: The Secretary shall attend all meetings of the stockholders and directors and act as secretary thereof and shall keep a record of the Minutes of all proceedings and shall keep full and accurate Minutes of proceedings of the Board of Directors and of the stockholders in proper books, and shall perform like duties for the standing committees, when required. He shall give, or cause to be given, all notice of all meetings of the stockholders and of the directors when duly called, and shall perform such duties as may be required by the directors or President.

     Section 4. Treasurer: The Treasurer shall keep full and accurate account of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the directors. He shall disburse the funds of the Company as may be authorized by the directors or President, taking proper vouchers for such disbursements and shall render to the President and directors at the regular meeting of the Board of Directors and at such other times as they, or a majority of them, may require it, an account of all his transactions as Treasurer, and of the financial condition of the Company.

ARTICLE V.  EXECUTIVE'S COMPENSATION:

     If the compensation paid to any officer, director or other executive employee of the Company is determined to be excessive by the Internal Revenue Service, then, and in such event, said officer, director, director or other executive employee must return the amount determined to be excessive to the Company immediately upon such determination.

ARTICLE VI.  INDEMNIFICATION:

     The Company shall indemnify and hold harmless each person who shall serve at any time thereafter as a director or officer of the Company from and against any and all claims and p73 liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the Company, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him as such director or officer, and shall reimburse each person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.

     The rights accruing to any person under the foregoing provisions of this Article shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case even though not specifically herein provided for. The Company, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment under this Article VI, or in refusing so to do, in reliance upon the advise of counsel.

ARTICLE VII.  STOCKHOLDERS

     Section 1. The annual meeting of the stockholders of this Corporation shall be held in the month of April of each year, the time, date and place of which shall be at the decision of the Board of Directors.

     Section 2. Special meeting of the stockholders may be called at any time by resolution of the Board of Directors or upon a written request to the President by the holders of not less than one-tenth of all shares entitled to vote at the meeting.

     Section 3. Notice for the meetings of the stockholders shall be in the manner and form prescribed by law, such notice, however, may be waived, and when so done, shown on the Minutes of such meetings and shall serve in lieu thereof and instead of such notice in any instance.

ARTICLE VIII.  VACANCIES

     If the office of any director or of the President, Vice President, Secretary or Treasurer becomes vacant by reason of death, resignation, disqualification or otherwise, the directors in office, by a majority vote, may choose a successor or successors to hold office for the unexpired term.

ARTICLE IX.  CERTIFICATE OF STOCK

     The capital stock of this Company shall be represented by certificates signed by the President and Secretary and sealed by the seal of the Company, and the said stock shall be issued fully paid and non-assessable.
Certificates of stock shall be numbered and registered as issued. All transfer of stock of the Company shall be made by the assignment of the certificate representing the same duly signed by the person in whose name such certificate was issued and surrender of the certificate to the Secretary. All transfers of stock of the Company shall be made upon the books of the Company by the holder of the shares in person or by their duly authorized attorney or legal representative. Certificates of stock shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and, accordingly, shall not be bound to recognize any equitable claim or interest in such share on the part of any person whether or not it shall be express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

ARTICLE X. FISCAL YEAR:

     The fiscal year of this Corporation shall begin on the first day of January and end the last day of December.

ARTICLE XI.  SEAL:

     The corporate seal of this Company shall consist of the words "NEWSEARCH, INC." encircling the words "CORPORATE SEAL" an impression of which is hereto affixed.

ARTICLE XII.  DIVIDENDS:

     Dividends shall be declared at such time as the Board of Directors shall think proper and to the best interest of the Company.

ARTICLE XIII.  AMENDMENTS

     The By-Laws may be changed, amended, suspended or repealed by a majority vote of all of the members of the Board of Directors at any regular or special meeting.

     These By-Laws approved this 2nd day of December, 1999.




                                _________________________
                                Director


         SEAL: